UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 12, 2005
The Yankee Candle Company, Inc.

(Exact Name of Company as Specified in Charter)

Massachusetts	001-15023	04 259 1416

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

16 Yankee Candle Way South Deerfield, Massachusetts	01373

(Address of Principal Executive Offices)	(Zip Code)
Company’s telephone number, including area code: (413) 665-8306

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On August 12, 2005, The Yankee Candle Company, Inc. (the “Company”) entered into an employment letter agreement with Richard Ruffolo (the “Letter Agreement”), pursuant to which Mr. Ruffolo has agreed to serve as the Company’s Senior Vice President, Marketing and Product Innovation. The Letter Agreement provides that, among other things, Mr. Ruffolo shall:
•	receive an initial annual salary of $325,000;

•	be eligible to participate in the Company’s Management Incentive Plan, with a target bonus of 40% of his base salary (with respect to Fiscal 2005 only, the Company guaranteed Mr. Ruffolo a minimum bonus payment of $130,000);

•	be awarded a stock option to purchase 30,000 shares of the Company’s common stock, such option to have an exercise price equal to the closing price of the Company’s common stock on the first day of employment, and to vest in four equal annual installments beginning on the first anniversary of the date of grant;

•	enter into an Award of Performance Shares Agreement with the Company, pursuant to which the Company will issue shares of its common stock (“Performance Shares”) under its 1999 Stock Option and Award Plan, subject to the Company attaining targeted levels of cumulative earnings per share for the three fiscal years ending December 31, 2005, December 30, 2006 and December 29, 2007. Mr. Ruffolo’s target number of Performance Shares will be 4,000, although the actual number of Performance Shares may range from 0% to 175% of the target number, depending upon the Company’s cumulative earnings per share for those three fiscal years. Further disclosure regarding the Award of Performance Shares Agreement, which is similar to those entered into between the Company and its other executive officers, is contained in the Company’s Current Report on Form 8-K filed on February 18, 2005 and is incorporated herein by reference;

•	be entitled to receive a lump sum severance payment equal to one year of his then current base salary plus a pro rated portion of his target bonus for such year if his employment is terminated by the Company for any reason other than for “Cause” (as defined); and

•	receive reimbursement for relocation and interim living expenses, which may not exceed $175,000 in the aggregate.
     The Company and Mr. Ruffolo did not have any material relationship prior to entering into the Letter Agreement.
     The Letter Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary description of the Letter Agreement is qualified in its entirety by reference to the Letter Agreement.

1

     The Company announced the appointment of Mr. Ruffolo as its Senior Vice President, Marketing and Product Innovation on September 7, 2005, the same day Mr. Ruffolo began working for the Company. From 1998 to August 2005, Mr. Ruffolo served as Vice President/Category Leader of Bath & Body Works, a division of Limited Brands, Inc., a specialty retailer of personal care products. Prior to joining Bath & Body Works Mr. Ruffolo held various leadership positions at SC Johnson & Sons, Inc. as well as The Procter & Gamble Company as detailed in the attached press release.
     The Press Release dated September 7, 2005 is attached hereto as Exhibit 10.2 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
     (c)      Exhibits
     The Exhibits to this Report are listed in the Exhibit Index attached hereto.

2

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE YANKEE CANDLE COMPANY, INC.
Date: September 9, 2005	By:	/s/ Craig W. Rydin
Craig W. Rydin
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Letter Agreement between The Yankee Candle Company, Inc. and Richard Ruffolo

10.2	Press release issued September 7, 2005